Exhibit 10.65

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 26th day of February, 2010, by and between Silicon Valley Bank (“Bank”) and Ramtron International Corporation, a Delaware corporation (“Borrower”) whose address is 1850 Ramtron Drive, Colorado Springs, Colorado 80921.

Recitals

A.  Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 18, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.  Borrower has requested that Bank amend the Loan Agreement to (i) amend the definition of Eligible Accounts, (ii) amend the definition of Borrowing Base, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.  Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.  Amendments to Loan Agreement.

2.1  Section 6.14 (Foreign Accounts Credit Insurance).  A new Section 6.14 is hereby added to the Loan Agreement as follows:

6.14  Foreign Accounts Credit Insurance.  Borrower shall cause a foreign accounts credit insurance policy covering Borrower’s foreign Accounts to be in effect with an insurer with an S&P rating of at least “A” (or equivalent).  In the event such insurer’s rating drops below such rating, Borrower shall have sixty (60) days to replace such insurer.  Bank shall be named as a loss payee on all such foreign accounts credit insurance policies and Borrower shall notify Bank immediately of any changes to the terms and conditions of such foreign accounts credit insurance policy (and the insurer shall provide written confirmation to Bank of its agreement to provide notice of such changes directly to Bank).  Borrower shall deliver to Bank evidence of payment of all premiums on all foreign accounts credit insurance policies at least thirty (30) days prior to the due date for such premiums, and if Bank has not received evidence of payment by such date, Bank shall have the right to make such payment on behalf of Borrower (and such amounts shall become part of the Obligations).

2.2  Event of Default (Collateral Audit).  It shall be an Event of Default under the Loan Agreement if a Collateral audit is not completed to the Bank’s satisfaction within sixty (60) days of the date of this Amendment.

2.3  Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts plus (b) eighty-five percent (85%) of Eligible Foreign Accounts up to a maximum amount of $3,400,000, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank may decrease the foregoing amount and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3.  Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Eligible Accounts shall not include:

(a)  Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(b)  Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)  Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and (i) supported by letter(s) of credit acceptable to Bank, (ii) supported by a guaranty from the Export-Import Bank of the United States, or (iii) that Bank otherwise approves of in writing; provided, that Accounts from Future Electronics will not be ineligible due to this subsection;

(d)  Accounts billed and payable outside of the United States unless the Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts;

(e)  Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(f)  Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(g)  Accounts with credit balances over ninety (90) days from invoice date;

(h)  Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i)  Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j)  Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)  Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)  Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m)  Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n)  Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o)  Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(p)  Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(q)  Accounts for which the Account Debtor has not been invoiced;

(r)  Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(s)  Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(t)  Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by Borrower);

(u)  Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(v)  Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

“Eligible Foreign Accounts” means Accounts that meet (a) all of the requirements of Eligible Accounts except under subsection (c) of the definition of Eligible Accounts, (b) that are covered by foreign credit insurance by an insurer with an S&P rating of at least “A”, and (c) all of the requirements of Section 6.14.  Notwithstanding the foregoing, Eligible Foreign Accounts shall not include any Accounts (i) where the debtor is from a country that has a waiting period under the foreign accounts credit insurance policy of greater than 120 days, or (ii) that are in excess of the country limits, buyer limits, discretion credit limits or any other limits or limitations placed upon such accounts or such buyers by the insurer under the foreign accounts credit insurance policy (not taking into account any modifications or waivers to such policy not approved by Bank in writing).  Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth above and to establish new criteria in its good faith business judgment.  In no event shall any Account be both an Eligible Account and an Eligible Foreign Account.

“First Amendment” is that certain First Amendment to Loan and Security Agreement between Borrower and Bank dated as of February 26, 2010.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached to the First Amendment as Exhibit A, which shall include a list of all foreign account debtors, the country of all foreign account debtors, the credit limit assigned to all foreign account debtors under any foreign credit insurance, and the amount currently outstanding from such foreign account debtors and the currency in which such accounts are billed.

3.  Limitation of Amendments.

3.1  The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2  This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.  Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1  Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2  Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3  The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6  The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7  This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.  Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.  Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, (d) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Security Agreement substantially in the form attached hereto as Schedule 2, duly executed and delivered by each Pledgor.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: /s/ Kimberly A. Stover Name: Kimberly A. Stover Title: Relationship Manager	Ramtron International Corporation By: /s/ Eric A. Balzer Name: Eric A. Balzer Title: Chief Financial Officer

Schedule 1

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.  Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2.  Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.  Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of February 26, 2010

GUARANTOR

Ramtron Canada Inc.

By:  /s/ Eric A. Balzer
Name:  Eric A. Balzer
Title:  Secretary

Schedule 2

ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF SECURITY AGREEMENT

Section 1.  Pledgor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the First Amendment to Loan and Security Agreement dated as of even date herewith (the “Amendment”).

Section 2.  Pledgor hereby consents to the Amendment and agrees that the Security Agreement securing the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Section 3.  Pledgor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Security Agreement are true, accurate and complete as if made the date hereof.

Dated as of February 26, 2010

PLEDGOR

Ramtron Canada Inc.

By:  /s/ Eric A. Balzer
Name:  Eric A. Balzer
Title:  Secretary